Exhibit 4.27

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 5 to Securities Purchase Agreement (this “Amendment”), dated as of April 24, 2025, amends the Securities Purchase Agreement, dated as of September 21, 2023 (as amended by that Amendment No. 1 to Securities Purchase Agreement dated as of April 10, 2024, that Amendment No. 2 to Securities Purchase Agreement, dated as of May 24, 2024, that Amendment No. 3 to Securities Purchase Agreement, dated as of June 21, 2024, and that Amendment No. 4 to Securities Purchase Agreement, dated as of December 20, 2024, the “Securities Purchase Agreement”), by and among Carbon Revolution Public Limited Company, a public limited company incorporated in Ireland with registered number 607450 (the “Issuer”), OIC Structured Equity Fund I GPFA Range, LLC, a Delaware limited liability company, and OIC Structured Equity Fund I Range, LLC, a Delaware limited liability company (collectively, the “Buyer”), and, solely for purposes of limited provisions of the Securities Purchase Agreement, Carbon Revolution Operations PTY LTD., an Australian private limited company (“Carbon Revolution Operations”). Capitalized terms used and not defined herein have the respective meanings given to them in the Securities Purchase Agreement.

RECITALS

WHEREAS, the Issuer, Buyer and, solely for limited purposes as set forth in the Securities Purchase Agreement, Carbon Revolution Operations, are party to the Securities Purchase Agreement, pursuant to which Buyer agrees, subject to certain terms and conditions and the receipt of certain consideration as set forth in this Amendment (including certain modifications to the Securities Purchase Agreement as set forth herein), to, inter alia, purchase certain Indebtedness issued by Carbon Revolution Operations upon occurrence of specified events and Additional New Warrants; and

WHEREAS, Buyer is proposing to undertake such purchases at the request and for the benefit of the Issuer, and in consideration therefor, the Issuer has agreed to promptly reimburse upon demand all vouched and itemized third-party costs and expenses that are reasonably and necessarily incurred by Buyer or any of its Affiliates (including, without limitation, all vouched and itemized fees, disbursements and expenses that are reasonably and necessarily incurred by Latham & Watkins LLP, Matheson LLP and any other professional advisor of Buyer) in accordance with the Securities Purchase Agreement, whether or not such purchases are consummated or any agreements, documents or amendments referenced herein are executed.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Issuer, Carbon Revolution Operations and Buyer hereby agree as follows:

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SECTION 1.          Amendments.

(a)          The following terms contained in Section 1.01 (Definitions) of the Securities Purchase Agreement are hereby amended and restated in their entirety as follows:

“2025-A Financing Condition” means (i) a Minimum Trailing Three Month Revenue of not less than, and (ii) a Minimum Trailing Three Month Adjusted EBITDA of not less than, in each case, the amount set forth under the applicable columns on Schedule 2.09 of Amendment No. 5 opposite the last day of the fiscal month immediately prior to the date on which the Issuer has submitted a request to OIC for funding of each 2025-A Financing.

“2025-A Last Out Financing Condition” means (i) a Minimum Trailing Three Month Revenue of not less than 15.0% greater than, and (ii) a Minimum Trailing Three Month Adjusted EBITDA of not less than 15.0% greater than, in each case, the amount set forth under the applicable columns on Schedule 2.09 of Amendment No. 5 opposite the last day of the fiscal month immediately prior to the date on which the Issuer has submitted a request to OIC for funding of each 2025-A Financing.1

(b)          Section 1.01 (Definitions) of the Securities Purchase Agreement is hereby amended to add the following defined term in the appropriate alphabetical order:

“Amendment No. 5” means Amendment No. 5 to Securities Purchase Agreement, dated as of April 24, 2025, by and among the Issuer, Buyer and Carbon Revolution Operations.

SECTION 1.          Representations, Warranties and Covenants. Issuer represents and warrants and covenants that immediately before and after giving effect to this Amendment: (i) except as disclosed in writing to Buyer in (1) Schedule A to Amendment No. 2 to Securities Purchase Agreement, dated as of May 24, 2024, (2) Schedule A to Amendment No. 3 to Securities Purchase Agreement, dated as of June 21, 2024, and (3) Schedule A to Amendment No. 4 to Securities Purchase Agreement, dated as of December 20, 2024, each to supplement the Disclosure Schedule as of September 21, 2023, each of the representations and warranties contained in the Securities Purchase Agreement and in any other document furnished in connection therewith is true and correct in all material respects (provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects) on the date hereof (provided, that those representations and warranties expressly referring to a specific date are true and correct in all material respects (or in all respects, if such representation and warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language) as of such date); and (ii) no material default or the occurrence of any event that, with notice or lapse of time or both, could constitute a material default has occurred and is continuing or would exist after giving effect to this Amendment.

1 For illustration, the stated milestone for [***] is revenue of [***] and adjusted EBITDA of [***]. 15% “greater than” those two amounts is meant to require a revenue of not less than [***] and adjusted EBITDA of not less than [***].

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SECTION 2.          Miscellaneous. The provisions of Sections 14.01 (Notices), 14.02 (Amendments and Waivers), 14.04 (Successors and Assigns), 14.05 (Governing Law), 14.06 (Jurisdiction), 14.07 (Waiver of Jury Trial), 14.08 (Counterparts; Effectiveness; Third Party Beneficiaries), 14.09 (Electronic Signatures), 14.10 (Entire Agreement), 14.11 (Severability), 14.13 (Specific Performance) and 14.15 (Arm’s Length Transaction) of the Securities Purchase Agreement are incorporated herein and shall apply, mutatis mutandis, to this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ISSUER:

CARBON REVOLUTION PUBLIC LIMITED COMPANY

By:	/s/ Donald Hampton, Jr.
	Name:	Donald Hampton, Jr.
	Title:	Director

[Signature Page to Amendment No. 5 to Securities Purchase Agreement]

CARBON REVOLUTION OPERATIONS PTY LTD

By:	/s/ Eugene Davis
	Name:	Eugene Davis
	Title:	Director

By:	/s/ David Nock
	Name:	David Nock
	Title:	General Counsel and Company Secretary

[Signature Page to Amendment No. 5 to Securities Purchase Agreement]

BUYER:

OIC STRUCTURED EQUITY FUND I RANGE, LLC
By: OIC Structured Equity Fund I AUS, L.P., its sole member
By: OIC Structured Equity Fund I GP, L.P., its general partner
By: OIC Structured Equity Fund I Upper GP, LLC, its general partner

By:	/s/ Chris Leary
	Name:	Chris Leary
	Title:	Manager

OIC STRUCTURED EQUITY FUND I GPFA RANGE, LLC
By: OIC Structured Equity Fund I GPFA, L.P., its sole member
By: OIC Structured Equity Fund I GP, L.P., its general partner
By: OIC Structured Equity Fund I Upper GP, LLC, its general partner

By:	/s/ Chris Leary
	Name:	Chris Leary
	Title:	Manager

[Signature Page to Amendment No. 5 to Securities Purchase Agreement]

Schedule 2.09:
2025-A Financing Milestones

[Omitted]

[Signature Page to Amendment No. 5 to Securities Purchase Agreement]